Exhibit 3.61

# 465681
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ARTICLES OF ORGANIZATION

OF

DIRECT FINANCIAL SOLUTIONS OF ALABAMA LLC

BY AGREEMENT, the undersigned Organizer, on behalf of the Members who desire to form a limited liability company pursuant to the Alabama Limited Liability Company Act (hereinafter referred to as the “Act”), hereby sets forth the following Articles of Organization for such limited liability company (hereinafter referred to as the “Company”);

ARTICLE 1          NAME

The name of the Company is Direct Financial Solutions of Alabama LLC.

ARTICLE 2          PERIOD OF DURATION

The period of duration of the Company shall be perpetual.

ARTICLE 3          PURPOSE

The purposes for which the Company is organized are to engage in any lawful business activities for which limited liability companies may be organized pursuant to the Act.

ARTICLE 4          REGISTERED OFFICE AND AGENT

The name of the original Registered Agent of the Company is Murfee Gewin, located at 2527 College Street, Montgomery, Alabama 36106.

ARTICLE 5          MANAGEMENT

The management of the Company shall be vested in one or more Managers. The names and street addresses of the initial Managers, who will serve until a successor is elected, are as follows:

NAME	ADDRESS

Todd Jensen	89 East 1400 North	RECEIVED
Logan, Utah 84341
JUN 27 2005
Mari-Catherine Vinton	89 East 1400 North
	Logan, Utah 84341	SECRETARY OF STATE

ARTICLE 6          ORGANIZER

The Organizer of the Company, who is not a member of the Company, is:

NAME	ADDRESS

Trevin G. Workman, Esq.	503 West 2600 South, Suite 200
Bountiful, Utah 84010

ARTICLE 7          ADDITIONAL MEMBERS

Additional members may be admitted as members of the Company upon the unanimous consent of the Members as have been previously admitted. An interest of a Member in the Company may only be adjusted, transferred or assigned in accordance with the provisions of the Operating Agreement of the Company. If all of the Members of the Company do not consent to a transfer or assignment, the transferee has no right to participate in the management of the business or affairs of the Company or become a Member and is only entitled to receive the transferor’s share of profits or other compensation.

ARTICLE 8          AUTHORITY

No Member shall have authority to act on behalf of or bind the Company without the written approval of the Manager. Only the Manager of the Company, as indicated above, or successor(s) as Manager, and those given authority by such written approval may sign contracts or other instruments on behalf of the Company.

ARTICLE 9          LIABILITY

Neither the Members, Managers, Employees, nor Agents of the Company shall be personally liable for any debt, obligation, or liability of the Company nor of any Member, Manager, Employee, or Agent of the Company. Neither shall the Company be liable for any debts, obligations, or liablities of any Member, Manager, Employee, or Agent.

In WITNESS WHEREOF, the Organizer has executed this Agreement this 20th day of June, 2005.

CERTIFIED COPY
I hereby certify this document was filed in Montgomery County, Alabama on 6/23/05 in Book Corp 257 Page 332-333	ORGANIZER:	State of Alabama Montgomery Co I Certify This Document was filed on
Reese McKinney. Jr.	Trevin G. Workman	6/23/05 2:55:45 PM Abstract# 38954
Judge of Probate	Trevin G. Workman	Reese McKinney. Jr. Judge of Probate
		LLC(Limited Liability Corp)		$40.00
		1	Index Fee	$5.00
		2	80.00 per page fee	$0.00
		1	Recording Fee	$35.00

STATE OF ALABAMA DOMESTIC LIMITED LIABILITY COMPANY GUIDELINES ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION Instructions STEP1: WITHIN 30 DAYS OF A NAME CHANGE, FALSE OR ERRONEOUS STATEMENT IN THE ARTICLES OF ORGANIZATION, CHANGE IN THE PERIOD OF DURATION, OR A CHANGE IN ANY STATEMENT IN THE ARTICLES OF ORORGANIZATION, AN AMENDMENT SHOULD BE FILED TO REFLECT THE OCCURRENCE OF THE EVENT(S). STEP2: FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF ORGANZATION ARE FILED. THE SECRETARY OF STATE’S FILING IS Fee $0. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY THE PROBATE FILING FEE. PURSUANT TO 10-12-11 OF THE ALABANA LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT: Article i The name of the limited liability company: Direct Financial Solutions of Alabama LLC Article ii The date of filing of the articles of organization: 6/23/05 Article iii The following amendment was adopted in the manner provided for by the Alabama Limited Liability Act: See Exhibit A Article IV The amendment, consistent with the Limited Liability Company Act, was approved by a majority vote of the members entitled to vote or in accordance with the requirements set forth in the articles of by law. RECEIVED DATE 5/15/07 MAY 30 2007 Trevin Workman, Manager SECRETARY OF STATE Type or Print Name of Member Signature of Member

Exhibit A

MEMORANDUM OF ACTION

TAKEN BY THE MEMBERS

OF

DIRECT FINANCIAL SOLUTIONS OF ALABAMA, LLC

In accordance with the Alabama Code Annotated and the Operating Agreement of the Company, the following action is taken without a meeting by the Members of Direct Financial Solutions of Alabama, LLC, an Alabama limited liability company, and is consented to by all of the Members of the Company, which is sufficient to approve actions of the Company, as evidenced by their signatures below:

RESOLVED, that Todd Jensen and Mari-Catherine Vinton resigned as Managers of the Company.

FURTHER RESOLVED, that Trevin G. Workman be and hereby is elected as Manager of the Company to act in all matters as defined for the role of a Manager in the Operating Agreement of the Company and is specifically directed to complete and forward all necessary Lending License Applications and supporting information on behalf of the Company as expeditiously as possible.

DATED as of the 15th day of August, 2005.

MEMBER:

DIRECT FINANCIAL SOLUTIONS, LLC

/s/ Trevin G. Workman
Trevin G. Workman, Manager

CERTIFIED COPY

I hereby certify this document was filed in Montgomery Country, Alabama on 5/24/07 in Book 272 Page 496-497	STATE OF ALA MONTGOMERY CO.
	I CERTIFY THIS INSTRUMENT
/s/ Reese McKinney Jr	WAS FILED ON
Judge of Probate	CORP 00272 PG 0496-0497 2007 May 24
	11:37 AM REESE MCKINNEY JR. JUDGE OF PROBATE

	INDEX	$6.00
	REC FEE	$10.00
	CERT	$0.00
	CHECK TOTAL	$16.00
	61163	Clerk: RITAL 11:37AM

STATE OF ALABAMA DOMESTIC LIMITED LIABILITY COMPANY GUIDELINES ARTICLES OF AMENDMENT TO ARITCLES OF ORGANIZATION Instructions STEP 1: WITHIN 30 DAYS OF A NAME CHANGE, FALSE OR ERROMEOUS STATEMENT IN THE ORGANIZATION, CHANGE IN THE PERIOD OF DURATION, OR A CHANGE IN ANY STATEMENT IN THE ARTICLES OF ORGANNIZATION, AN AMENDMENT SHOULD BE FILED TO REFLECT THE OCCURENCE OF THE EVENT(S). STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF ORGANIZATION ARE FILED, THE SECRETARY OF STATE’S FILING FEE IN $0. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY THE PROBATE FILING . PURSUANT TO 10-12-11 OF THE ALABAMA LIMITED LIABILITY COMPANY ACT, THE HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT: Article i The name of the limited liability company: Direct Financial Solutions of Alabama LLC Article ii The date of filing of the articles of organization: 6/23/05 Article iii The following amendment was adopted in the provided for by the Alabama Limted Liability Act: The name of the limited liability company is changed from Direct Financial Solutions of Alabama LLC to Cash Central of Alabama LLC. Article iv The amendment, consistent with the Limited Liability Company Act, was approved by a majority vote of the members entitled to vote or in accordance with the requirements set forth in the articles of organization and prescribed by law. STATE OF ALA MONTGOMERY CO I, CERTIFY THIS INSTRUMENT WAS FILED ON CORP 00272 PG 0496-0584 2007 May 29 02 58PM REESE MCKINNEY JR. JUDGE OF PROBATE INDEX $5.00 DATE May 15, 2007S REC FEE $10.00 Trevin Workman Manager CERT $0.00 Type of Printname of Member CHECK TOTAL $15.00 Signature of Member 51511 Clerk: RITAL 11:37AM CERTIFY COPY I herby certify this document was filed in Montgomery Country, Alabama on 5/29/2007 in book 272 page 564

STATE OF ALABAMA #465-681 POSTED BY: CHECKED BY: JH II DOMESTIC LIMITED LIABILITY COMPANY GUIDELINES ARTICLES AMENDMENT TO ARTICLES OF ORGANIZATION INSTRUCTION STEP 1: WITHIN 30 DAYS OF A NAME CHANGE, FALSE OR ERRONEOUS STATEMENT IN THE ARTICLES OF ORGANIZATION, CHANGE IN THE PERIOD OF DURATION, OR A CHANGE IN ANY STATEMENT IN THE ARTICLES OF ORGANIZATION, AN AMENDMENT SHOULD BE FILED TO REFLECT THE OCCURRENCE OF THE EVENT(S). STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE COUNTY WHERE THE ORIGINAL ARTICLES OF ORGANIZATION ARE FILED. THE SERVICE OF STATE’S FILING FEE IS &0. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY THE PROBATE FILING FEE. PURSUANT TO 10-12-11 OF THE ALABAMA LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT: Article I The name of the imited liability company Cash Central of Alabama, LLC Article II The date of filing of the articles of organization: 6/23/05 Article III The following amendment was adopted in the manner provided for by the Alabama Limited Liabity Act: Remove Todd Jefferson and mari Catherine Vinton as members, Add Direct Financial solution, LLC as the sole member Article IV The amendment, consistent with the Limited Liability Company Act, was approved bya a majority vote of the members entitled to vote or in accordance with the requirements set forth in the articles of organization and prescribed by law. DATE 10/5/07 Trevin Workman, Manager Type or Print Name of Member Signature of Member STATE OF ALAMONTGOMERY CO. I CERTIFY THIS INSTRUMENT WAS FILED ON CORP 00275 PO 0366 2007 Oct 15 08:00AM REESE MCKINNEY JR. JUDGE OF PROBATE INDEX $5.00 REC FEE $10.00 CERT $0.00 CHECK TOTAL $1500 61993 Clerk LESLIE 08:00AM CERTIFIED COPY I hereby certify this document was filed in Montgomery County, Alabama on 10/08/07 Book 275 Page 375 Judge of Probalc